EXHIBIT 10.2
COMMON UNIT PURCHASE AGREEMENT
     THIS COMMON UNIT PURCHASE AGREEMENT (this “Agreement”), dated as of November 30, 2007, is by and between Feiwell & Hannoy Professional Corporation, an Indiana professional corporation (“Seller”), and Dolan APC LLC, a Delaware limited liability company (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the definitions ascribed to them in the hereinafter defined LLC Agreement.
R E C I T A L S
     A. Buyer and Seller, among others, are each parties to that certain Amended and Restated Operating Agreement of American Processing Company, LLC, dated as of March 14, 2006, as amended by that certain Amendment No. 1 to the Amended and Restated Operating Agreement, dated as of January 9, 2007 (the “LLC Agreement”).
     B. Seller is the owner of 47,120 Common Units of American Processing Company, LLC, a Michigan limited liability company (the “Company”), and Buyer is the owner of 810,000 Common Units.
     C. On the terms and conditions set forth herein, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, 23,560 Common Units (the “Purchased Units”).
A G R E E M E N T
     In consideration of the foregoing and the mutual covenants, representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
PURCHASE AND SALE OF UNITS
     1.1 Purchase and Sale. Seller hereby sells to Buyer, free and clear of any claims, liens, security interests, pledges, charges or encumbrances whatsoever, and Buyer hereby purchases from Seller, all of Seller’s right, title and interest in and to the Purchased Units for an aggregate purchase price of $3,100,000 (the “Purchase Price”). On the date hereof, Buyer shall deliver the Purchase Price to Seller by cashier’s or certified check made payable to the order of Seller or by wire transfer of funds to an account designated by Seller. Seller acknowledges that, following the consummation of the purchase of the Purchased Units by Buyer, Seller shall have no further rights with respect to the Purchased Units; provided, however, the parties acknowledge and agree that, upon the consummation of the transactions contemplated herein, Seller shall continue to own 23,560 Common Units of the Company (the “Remaining Units”) and thus shall continue to hold a Membership Interest in the Company with respect to such Remaining Units.
     1.2 Closing. The closing of the transactions that are the subject of this Agreement (the “Closing”) shall be held at the offices of Katten Muchin Rosenman LLP in Chicago,

Illinois, at 10:00 a.m. (Chicago time) on November 30, 2007 or at such other time or place as the parties hereto shall mutually agree (the “Closing Date”).
     1.3 Tax Reporting. Seller and Buyer will, and will cause the Company to, employ the closing of the books method and hereby consent to and agree that Seller’s and Buyer’s respective distributive shares of the Company’s items set forth in Sections 702 and 704 of the Internal Revenue Code of 1986, as amended (the “Code”) (and any comparable provision of foreign, state or local law), for the taxable year of the Company that includes the Closing Date with respect to the Purchased Units, shall be determined on the basis of an interim closing of the books of the Company as of the close of the business on the Closing Date, and shall not be based on a proration of such items for the entire taxable year. As soon as practicable after the Closing Date, the Buyer shall prepare an allocation of the Purchase Price (and any other item of consideration) among the assets of the Company and such allocation shall be binding on the Seller and Buyer for all applicable federal, foreign, state and local income tax purposes and neither Buyer nor Seller shall take any position that inconsistent therewith.
     1.4 Monthly Distributions. Seller and Buyer agree that, for purposes of Section 4.1(a) of the LLC Agreement, all distributions due by the Company with respect to any period prior to the Closing Date shall be based upon the Seller having a Participating Percentage of 4.50%.
ARTICLE II
CONDITIONS TO BUYER’S OBLIGATION AT THE CLOSING
     The obligation of Buyer to purchase and pay for the Purchased Units to be purchased by Buyer at the Closing is conditioned upon the satisfaction of each of the conditions set forth below:
     2.1 Certificates. Seller shall have delivered certificate(s) evidencing the Purchased Units duly endorsed in blank or accompanied by duly executed assignments separate from certificates. Upon the consummation of the transactions contemplated herein, Purchaser, as the Manager of the Company, shall cause the Company to issue to Seller a new certificate representing the Remaining Units.
     2.2 Operating Agreement. Seller shall have executed and delivered the Second Amendment to Operating Agreement of the Company (the “Amended Agreement”), in a form acceptable to Buyer, which such Amended Agreement shall reflect the purchase by Buyer of the Purchased Units and certain other matters, all as described therein.
     2.3 Credit Agreement Deliveries. Seller shall have executed and delivered each document or agreement reasonably requested by Senior Agent pursuant to the terms of the Senior Credit Agreement, including, but not limited to, any amendments required to the Senior Security Agreement or any pledge agreement by the Company to the Senior Lenders.
     2.4 FIRPTA Affidavit. Seller shall have executed and delivered a non-foreign affidavit dated as of the Closing sworn under penalty of perjury and in form and substance required under the Treasury Regulation pursuant to Section 1445 of the Code stating that Seller is not a “Foreign Person” as defined in Section 1445 of the Code.
     2.5 Pledge Agreement. Seller shall have executed and delivered an Amended and Restated Pledge Agreement for the pledge of the Remaining Units in favor of the Company to secure any amounts payable to the Company by Seller pursuant to the terms of that certain Asset Purchase Agreement, dated January 9, 2007, by and between the Company and Seller.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER
     Seller hereby represents to Buyer as follows:
     3.1 Organization and Standing. Seller is a professional corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. Seller has the requisite legal and corporate power and authority to carry on its business as it is now being conducted.
     3.2 Authority. Seller has the requisite corporate power and authority to enter into this Agreement and the Amended Agreement and to carry out and perform its obligations under the terms of this Agreement and the Amended Agreement.
     3.3 Authorization. All corporate action on the part of Seller and its stockholders necessary for the authorization, execution, delivery and performance by Seller of this Agreement and the Amended Agreement, and the consummation of the transactions contemplated hereby and thereby, has been taken. This Agreement and the Amended Agreement constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and as limited by general principles of equity that restrict the availability of specific performance, injunctive relief or other equitable remedies.
     3.4 Title to Units. Seller is the record and beneficial owner of the Purchased Units free and clear of any claims, liens, security interests, pledges, charges or encumbrances whatsoever. Seller has good and marketable title to the Purchased Units, and full right, power and authority to sell such Purchased Units to Buyer as provided herein. Seller has not granted any option or rights and is not a party to any other agreement that requires (or upon the passage of time, the payment of money, or the occurrence of any other event may require) Seller to transfer any of the Purchased Units to any Person other than Buyer as contemplated herein. Upon payment for the Purchased Units in accordance with this Agreement, Buyer will acquire good and marketable title to the Purchased Units free and clear of all claims, liens, security interests, pledges, charges or encumbrances whatsoever other than those imposed by or through Buyer.
     3.5 No Violation. None of the execution and delivery of this Agreement or the Amended Agreement, the consummation of the transactions provided for herein or therein, or the fulfillment by Seller of the terms hereof or thereof will (with or without notice or passage of time or both): (a) violate any law, order, decree, rule or regulation of any Governmental Authority (as hereinafter defined) applicable to Seller or (b) result in the breach of any agreement, contract, instrument or other obligation of any kind or nature by which Seller or its properties may be subject or bound. For purposes of this Agreement, “Governmental Authority” means any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign, or other government entity, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or other entity and any court or other tribunal), or (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.
     3.6 Opportunity to Review. Seller has received and reviewed all information that Seller has requested from Buyer and the Company regarding the business, properties, condition (financial and otherwise) and prospects of the Company, Seller has had the opportunity to make inquiries of management and representatives of the Company as to all such matters, and Seller has received satisfactory responses to all such inquiries. In making its investment decision to sell the Purchased Units, Seller has relied on its own investigation and acknowledges that Buyer has made no representations and warranties regarding the Company or Buyer except as expressly provided herein. Seller acknowledges that any future sales of equity in the Company could be at a premium or a discount to the purchase price set forth herein and such sales could occur at any time or not at all. Seller acknowledges that it has been advised, and has had an opportunity, to consult with its own attorney and tax advisor regarding the transaction contemplated hereby.
     3.7 Brokers and Finders. Neither Seller nor any Person acting on its behalf has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement or the transactions contemplated hereby.
     3.8 No Consent Required. No consent, notification, approval, order or authorization of, or declaration, filing or registration with, any Person or Governmental Authority is required to be made or obtained by Seller in connection with the authorization, execution, delivery, performance or lawful completion of this Agreement or the Amended Agreement, or the transactions contemplated hereby or thereby.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER
     Buyer hereby represents and warrants to Seller as follows:
     4.1 Organization and Standing. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the requisite legal and company power and authority to carry on its business as it is now being conducted.

     4.2 Authority. Buyer has the requisite company power and authority to enter into this Agreement and the Amended Agreement and to carry out and perform its obligations under the terms of this Agreement and the Amended Agreement.
     4.3 Authorization. All company action on the part of Buyer and its equityholders necessary for the authorization, execution, delivery and performance by Buyer of this Agreement and the Amended Agreement, and the consummation of the transactions contemplated hereby and thereby, has been taken. This Agreement and the Amended Agreement constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and as limited by general principles of equity that restrict the availability of specific performance, injunctive relief or other equitable remedies.
     4.4 No Violation. None of the execution and delivery of this Agreement or the Amended Agreement, the consummation of the transactions provided for herein or therein, or the fulfillment by Buyer of the terms hereof or thereof will (with or without notice or passage of time or both): (a) violate any law, order, decree, rule or regulation of any Governmental Authority applicable to Buyer or (b) result in the breach of any agreement, contract, instrument or other obligation of any kind or nature by which Buyer or its properties may be subject or bound.
     4.5 No Consent Required. No consent, notification, approval, order or authorization of, or declaration, filing or registration with, any Person or Governmental Authority is required to be made or obtained by Buyer in connection with the authorization, execution, delivery, performance or lawful completion of this Agreement or the Amended Agreement, or the transactions contemplated hereby or thereby.
ARTICLE V
INDEMNIFICATION
     5.1 Seller shall save, defend, indemnify and hold harmless Buyer and its affiliates (including the Company), and its and their employees, officers, managers, equityholders, representatives, agents, successors and assigns (collectively, the “Buyer Parties”), from and against any and all losses, liabilities, damages, penalties, fines, expenses, costs and attorneys’ fees (collectively, “Damages”), which any Buyer Party may sustain or become subject to as a result of or relating to any breach by Seller of any representation or warranty or covenant made by Seller in this Agreement.
     5.2 Buyer shall save, defend, indemnify and hold harmless Seller and its affiliates, and its and their employees, officers, managers, equityholders, representatives, agents, successors and assigns (collectively, the “Seller Parties,” and together with the Buyer Parties, the “Indemnified Parties”), from and against any Damages, which any Seller Party may sustain or become subject to as a result of or relating to any breach by Buyer of any representation or warranty or warranty made by Buyer in this Agreement.

ARTICLE VI
MISCELLANEOUS
     6.1 Interpretative Matters. Unless the context clearly otherwise requires, (a) all references to Articles or Sections are to Articles and Sections contained in this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (c) the use of the word “including” in this Agreement shall be by way of example rather than limitation. The subject headings of Articles and Sections of this Agreement are included for convenience of reference only and shall not affect the construction or interpretation of any of the provisions of this Agreement. All references herein to “Dollars” or “$” are references to currency of the United States of America. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against either party hereto.
     6.2 Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.
     6.3 Notices. Any notices, consents or other communication required or desired to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally or (b) delivered by a recognized overnight courier service, to the parties at the addresses as set forth below or at such other addresses as may be furnished in writing:
If to Seller, to:
    Feiwell & Hannoy Professional
    Corporation
    251 North Illinois Street, Suite 1700
    Indianapolis, Indiana 46204
    Attention: Doug Hannoy and Michael
    Feiwell
with a copy to (which shall not constitute notice):
    Bingham McHale LLP
    10 West Market Street
    2700 Market Tower
    Indianapolis, Indiana 46204
    Attention: David R. Prechtel

If to Buyer, to:
    Dolan APC, LLC
    c/o Dolan Media Company
    1200 Baker Building
    706 Second Avenue South
    Minneapolis, Minnesota 55402
    Attention: James P. Dolan
with a copy to (which shall not constitute notice):
    Katten Muchin Rosenman LLP
    525 West Monroe Street
    Chicago, Illinois 60661-3693
    Attention: Walter S. Weinberg, Esq.
     6.4 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of Michigan without regard to any principles of conflicts of laws.
     6.5 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties to this Agreement and their respective permitted successors and assigns and the Indemnified Parties, any rights or remedies under or by reason of this Agreement.
     6.6 Further Assurances. Seller shall execute such further documents, and perform such further acts, as may be reasonably requested by Buyer in order to evidence the transfer and convey all the Purchased Units to Buyer on the terms contained herein, and to otherwise comply with the terms of this Agreement and consummate the transactions contemplated hereby. Seller acknowledges and agrees that this Agreement, the Amended Agreement, and the terms hereof and thereof, may be required to be filed or disclosed pursuant to securities laws applicable to Buyer or its Affiliates (including Dolan Media Company).
     6.7 Entire Agreement. This Agreement constitutes the complete and entire agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings, whether written or oral.
     6.8 Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
     6.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or e-mail of a PDF file, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of either party hereto, the other party hereto shall re-execute original forms thereof and deliver them to the other party. No party hereto shall raise the use of a facsimile machine or e-mail of a PDF file to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail of a PDF file as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
[Remainder of page intentionally left blank.
Signature page follows.]

     The parties hereto have executed this Agreement on the date first set forth above.

SELLER:

FEIWELL & HANNOY PROFESSIONAL
CORPORATION

By: Name:	/s/ Douglas J. Hannoy Douglas J. Hannoy
Its:	President

BUYER:

DOLAN APC LLC

By:	/s/ Scott J. Pollei

Name:	Scott J. Pollei
Its:	Vice President
Signature Page to Common Unit Purchase Agreement